SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D. C. 20549



                            FORM 8-K


                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(D) OF THE

                   SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  July 16, 1998


                      Commission File Number 0-09519


                        REGENT TECHNOLOGIES, INC.
              (Exact name of Registrant as specified in its charter)


Colorado                                    84-0807913
(State of Incorporation)                  (IRS Employer
                                           Identification No.)

16415 Addison Road, Suite 150, Dallas, Texas    75248
(Address of Principal Executive Offices)       (Zip Code)



Registrant's telephone number, including area code:  972-732-9585

Item 5.  Other Items

(a) Regent Technologies, Inc. has entered into the web printing business through its wholly owned subsidiary, Regent Digital, Inc. Regent Digital has entered into a marketing alliance agreement with ColorGraphics Corporation and will be the principal marketing company for ColorGraphics with regard to its web printing business in all Texas markets.

ColorGraphics Corporatin is based in Tulsa, Oklahoma and has been in the printing business since 1949.

Regent Technologies, Inc. and subsidiary companies provide Internet, telecommunications and digital printing products and services to the corporate and professional marketplace. Regent Digital, Inc. acquires and manages digital print and prepress businesses.




                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       					REGENT TECHNOLOGIES, INC.

                                       					David A. Nelson
				                                       	President

Date:  July 23, 1998